SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): June 25, 1999


HOLMES MICROSYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)


TEXAS                              000-18257            91-1939829
(State or Other Jurisdiction      (Commission          (IRS Employer
of Incorporation)                  File Number)         Identification No.)


57 West 200 South, Suite 310, Salt Lake City, Utah      84101
(Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code:  (801) 269-9500

Item 1.  Changes in Control of Registrant

(b) The Company is proposing to issue 3,000,000 post reverse split shares to Kip Eardley, the president and sole director of the Company, for the assumption of all of the Company's outstanding liabilities. The Company is also proposing to reverse split the outstanding shares of common stock of the Company at the rate of one share for each one hundred shares outstanding. Thus, the total outstanding shares of common stock of the Company would be
reduced from 48,051,547 to approximately 480,515.   Howard M. Oveson, the
controlling shareholder of the Company, has agreed to vote in favor of the issuance of stock to Mr. Eardley and the reverse stock split. With the effectiveness of the reverse split, and upon issuance of such shares to Mr. Eardley, he would own approximately 86.2% of the outstanding common stock of the Company and would assume control of the Company by virtue of his stock ownership.

     On June 25, 1999, the Company entered into a letter of intent with Rascals Enterprises, Inc. ("Rascals"), a Delaware corporation which currently operates three comedy clubs/restaurants in the States of New Jersey and Florida. Rascals is controlled by Edward Rodriguez and Mark Magnusson. The letter of intent proposes that after the proposed one-for-one hundred reverse split of the outstanding common stock, the Company would issue 2,000,000 post reverse-split shares to the shareholders of Rascals on a pro rata basis, that Rascals would designate persons to be appointed as directors of the Company in the place of the current sole director, and that the name of the Company would be changed to Rascals Entertainment Companies, Inc. In addition, Mr. Eardley has agreed to sell 2,920,000 of the 3,000,000 shares to be issued to him to the principals of Rascals for $25,000 and not to sell the remaining 80,000 shares in the public market for a period of two years. Thus the shareholders of Rascals would own 4,920,000 (approximately 89.77%) of the outstanding shares of the Company and would assume control of the Company by virtue of their stock ownership and their designation of new management.

     The Company also would reserve up to 300,000 shares of its common stock to issue to attorneys and consultants as compensation in the transaction with Rascals. In addition, Mr. Oveson and Mr. Eardley would receive a portion of these shares. These holders of these shares would have certain rights to have such shares registered.

     It is also anticipated that Mr. Oveson would sell up to 227,781 of the post-split shares owned by him in a private transaction after the closing of the transaction with Rascals for $25,000.

     The transaction with Rascals is subject to the preparation and signing of a definitive agreement which is intended to contain terms, conditions, representations and warranties typical to a transaction of this nature, and which will be subject to due diligence review of each company by the other party. It is intended that the definitive agreement would terminate within thirty days after signing if closing is not held within such period.

Item 5.  Other Events

     The Company is proposing to adopt Amended and Restated Articles of Incorporation which would effect certain technical changes and would amend the current Articles of Incorporation, as amended, as follows:

     1. Article Four would be amended to effect the foregoing reverse stock split, to eliminate the preferred shares, and to increase the number of authorized shares of common stock from 49,000,000 to 50,000,000.

     2. A new Article Ten would be added to permit the shareholders of the Company to take action without a meeting.

     The Company is proposing to hold a special meeting of shareholders to approve adoption of the Amended and Restated Articles of Incorporation.

Item 7. Exhibits

     Exhibit No.             Description                                  Page

     3.1        Form of Amended and Restated Articles of Incorporation      3

     10.1       Letter of Intent with Rascals dated June 25, 1999           8


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HOLMES MICROSYSTEMS, INC.

Date: June 28, 1999                    /s/ Kip Eardley, President



EXHIBIT 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HOLMES MICROSYSTEMS, INC.


ARTICLE ONE

     Holmes Microsystems, Inc. a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts the attached Amended and Restated Articles of Incorporation that accurately copy the Articles of Incorporation of the Corporation and all previous amendments thereto and further amend the Articles of Incorporation as provided therein (these "Restated Articles"). These Restated Articles contain no other change in any provision of the Articles of Incorporation.


ARTICLE TWO

     The Articles of Incorporation of the Corporation are hereby amended by these Restated Articles as follows:

     (1) Article One is amended to change the name of the Corporation to "Rascals Entertainment Companies, Inc."

     (2) Article Four is amended to effect a one hundred-to-one reverse stock split of the issued common stock, par value $.001 per share (the "Old Common Stock"), of the Corporation, eliminating the preferred stock, and increasing the number of shares of common stock from 49,000,000 to 50,000,000. Effective as of the close of business on the date of filing these Restated Articles (the "Effective Time"), the filing of these Restated Articles shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each share of Old Common Stock currently issued shall be reclassified and converted into one-one hundredth of a share of common stock, par value $.001 per share (the "New Common Stock"), of the Corporation, thereby reducing the number of issued shares of Common Stock from 48,051,547 to approximately 480,515 (with any fractional share equal to or greater than one-half being rounded up to the nearest whole share and any fractional share less than one-half being rounded down to the nearest whole share, except that for any shareholder who owns less than one hundred shares of the Old Common Stock, he shall receive at least one share of New Common Stock). Each stock certificate that prior to the Effective Time represented shares of Old Common Stock shall, following the Effective Time, represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been converted.

     (2) Article Seven of the original Articles of Incorporation is amended to eliminate the names and addresses of the members of the Board of Directors in place at the time the Articles of Incorporation of the Corporation were previously adopted, and now reflects the names and addresses of the current members of the Board of Directors of the Corporation.

     (3) Articles Five and Six of the original Articles of Incorporation are amended to affect certain technical changes, and Article Ten is added to the Restated Articles to permit action by the shareholders without a meeting.


ARTICLE THREE

     Each amendment made by these Restated Articles has been effected in conformity with the provisions of the Texas Business Corporation Act. The number of shares of Common Stock outstanding at the time these Restated Articles were adopted was 48,051,547, and the number of shares of such Common Stock entitled to vote on the Restated Articles as so amended was 48,051,547. At a meeting held on the date these Restated Articles were filed, the shareholders of the Corporation voted for and against the Restated Articles as follows:

CLASS                 FOR                      AGAINST

Common Stock          _______________          _________________

ARTICLE FOUR

     These Restated Articles maintain the par value of the Common Stock at $.001 per share and effect a reverse stock split of the Old Common Stock in the ratio of one hundred-to-one. Accordingly, the stated capital of the Corporation has been decreased from $48,051 to $480, with $47,571 being transferred to the Corporation's capital surplus.


ARTICLE FIVE

     The Articles of Incorporation and all of the amendments and supplements thereto are hereby superseded by the attached Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof, as amended as above set forth.


     EXECUTED as of the ______ day of June 1999.

     HOLMES MICROSYSTEMS, INC.


     By Kip Eardley, President



AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HOLMES MICROSYSTEMS, INC.


ARTICLE ONE

     The name of the Corporation is Rascals Entertainment Companies, Inc.


ARTICLE TWO

     The period of its duration is perpetual.


ARTICLE THREE

     The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


ARTICLE FOUR

     The aggregate number of shares of capital stock that the Corporation will have authority to issue is 50,000,000, all of which will be shares of Common Stock, having a par value of $.001 per share.

     Effective as of the close of business on the date of filing these Restated Articles (the "Effective Time"), the filing of these Restated Articles shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each share of common stock, par value $.001 per share (the "Old Common Stock"), of the Corporation currently issued shall be reclassified and converted into one-one hundredth of a share of common stock, par value $.001 per share (the "New Common Stock"), of the Corporation, thereby reducing the number of issued shares of Common Stock from 48,051,547 to approximately 480,515 (with any fractional share equal to or greater than one-half being rounded up to the nearest whole share and any fractional share less than one-half being rounded down to the nearest whole share, except that for any shareholder who owns less than one hundred shares of the Old Common Stock, he shall receive at least one share of New Common Stock). Each stock certificate that prior to the Effective Time represented shares of Old Common Stock shall, following the Effective Time, represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been converted.


ARTICLE FIVE

     The post office address of the Corporation's registered office is 2139 Stone Moss Lane, Grapevine, Texas 75051, and the name of its registered agent at such address is Mark White.


ARTICLE SIX

     The number of directors of the Corporation shall be specified or determined in the manner provided in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws. The name and address of the current member of the Board of Directors who will serve as such until the next annual meeting of shareholders or until his successor is elected and qualified, is as follows: Kip Eardley, 5814 South 900 East, Salt Lake City, UT 84117.


ARTICLE SEVEN

     To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.


ARTICLE EIGHT

     The shareholders of the Corporation shall not have a preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.


ARTICLE NINE

     The shareholders of the Corporation by this Article are hereby prohibited from cumulatively voting their shares at any election for Directors.


ARTICLE TEN

     Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

     EXECUTED as of the ____ day of June 1999.


     By /s/ Kip Eardley, President
     Holmes Microsystems, Inc.

EXHIBIT 10.1

HOLMES MICROSYSTEMS, INC.
57 West 200 South
Suite 310
Salt Lake City, Utah 84101



June 25, 1999


Edward Rodriguez, President
Rascals Enterprises, Inc.

Re: Proposed Exchange of capital shares of Holmes Microsystems, Inc., a Texas corporation, ("Acquiror") for all of the outstanding shares of Rascals Enterprises, Inc., a Delaware corporation, ("Acquiree").

Dear Mr. Rodriguez:

     This letter will confirm the recent discussions we have had with you relative to the proposed exchange of shares of the voting capital stock of Acquiror for all of the issued and outstanding voting capital stock of Acquiree which, among other things, would provide for the various matters set forth below:

     1. Acquiror would acquire all of the issued and outstanding voting capital stock of Acquiree from the shareholders of Acquiree in exchange for approximately 2,000,000 post-reverse split restricted shares of the $.001 par value common stock of Acquiror ("Acquiror Common Stock"), all of which would be delivered upon the closing of this transaction (the "Closing" or "Closing Date"), with the condition that the exchange would be made with no more than 35 non-accredited Acquiree shareholders and the transaction would not otherwise violate the provisions of the Securities Act of 1933, as amended, (the "Securities Act") or any applicable state securities laws. You would need to provide us with the names and addresses of the shareholders of Acquiree as soon as possible. It is anticipated that the Closing Date would be as soon as possible after the shareholders of Acquiror approve this transaction. This exchange is intended to qualify as a tax-free transaction under Section 351 and/or 368 of the Internal Revenue Code, and the shares of Acquiror received by the Acquiree shareholders are expected to be received on a tax-free basis. The shares to be issued by Acquiror would be "restricted securities" as defined in Rule 144 under the Securities Act. An appropriate legend would be placed on the certificates representing such shares, and stop transfer orders placed against them. The specific form of the reorganization under Section 351 is expected to be a "stock-for-stock" reorganization; however, said form of reorganization shall be mutually determined by council for the parties hereto.

     2. In the event that Acquiror were to acquire less than 100% of the outstanding shares of Acquiree, the number of shares to be issued at the Closing would be reduced proportionately.

     3. There are currently 48,051,547 shares of Acquiror Common Stock outstanding. After a one for one hundred (1-for-100) reverse split, there would be approximately 480,516 shares of Acquiror Common Stock outstanding, excluding the issuance of 3,000,000 post reverse-split shares to the president of Acquiror in connection with the settlement of existing debts of the Acquiror. Upon Closing, Acquiror would issue approximately 2,000,000 post-reverse split restricted shares to the shareholders of Acquiree, and Acquiree would become a wholly-owned or controlled subsidiary of Acquiror. It is also anticipated that the Company would issue approximately 300,000 post reverse-split shares to attorneys or other consultants prior to or at Closing. After Closing the share ownership of Acquiror would be approximately as follows:

          Existing Shareholders of Acquiror               480,516          8.3%
          Shares issued for debt settlement             3,000,000         51.9%
          Existing Shareholders of Acquiree             2,000,000         34.6%
          S-8 Shareholders                                300,000          5.2%
                                       TOTAL            5,780,516          100%

     4. Subject to compliance with Rule 14f-1 of the Exchange Act, the current officers and directors of Acquiror would submit their resignations as officers and directors effective on the Closing Date and the new officers and directors reasonably designated by Acquiree would be appointed by the Board of Directors of Acquiror.

     5. At Closing Acquiree would purchase 2,920,000 post reverse-split restricted shares of the Acquiror from the president of the Company for $25,000. The 80,000 remaining shares would be subject to a lock up arrangement whereby such shares could not be sold into the public market for a period of two years from the date of the definitive agreement.

     6. After Closing it is anticipated that the principal shareholder of the Company will offer for sale 227,781 post reverse-split shares for $25,000 in one or more private transactions.

     7. Upon the signing of this Letter of Intent, Acquiror and Acquiree will provide to each other full access to their books and records (excluding proprietary information) and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or other public sources) obtained concerning the other's operations, assets, and business.

     8. Upon the execution by you and return to us of this Letter of Intent, our counsel would prepare an Agreement and Plan of Reorganization (the "Definitive Agreement") which would contain provisions in accord with this Letter of Intent, together with such further appropriate terms and conditions as legal counsel for each entity and the parties may mutually determine. The Definitive Agreement shall be subject, in all respects, to the approval of the respective Boards of Directors of Acquiror and Acquiree. Each of the parties would be responsible for its own legal and other expenses in connection with the proposed transaction, except that it is anticipated that the Acquiror would issue up to 120,000 shares to its attorneys for services performed in this transaction, which shares would be registered on Form S-8 as part of the 300,000 shares proposed to be registered on such form. The remaining 180,000 shares would be registered on such form as designated by Acquiree.

     9. Except as set forth below in this Paragraph, if the Closing of this transaction is not completed within thirty days of signing of the Definitive Agreement (unless extended in writing signed by both parties), the Definitive Agreement would terminate and the contemplated transactions would be deemed abandoned.

     10. Upon the execution by you and return to us of this Letter of Intent, Acquiror would call a special meeting of the Shareholders, or obtain a written consent, where management would recommend the: (a) the approval of a one for one hundred (1-for-100) reverse stock split; and (b) the change of the name of Acquiror to "Rascals Entertainment Companies, Inc., Inc.", or some other name designated by Acquiree.

     11. Prior to Closing Acquiree would provide the following: (a) a complete description of its business; (b) background information for the proposed new directors and officers; (c) a list of names, addresses, and number of shares, warrants, and/or stock options owned as to each shareholder of Acquiree; and (d) such other information as shall be reasonably requested by counsel for Acquiror.

     12. Prior to Closing, Acquiree would deliver certified financial statements to Acquiror in form as required pursuant to Item 7(a) of Form 8-K.

     13. At Closing Acquiror would have not more than $70,000 in contingent liabilities as set forth in its financial statements, for which the president of Acquiror would agree to personally indemnify Acquiree.

     14. At Closing, Acquiror shall be in good standing as a corporation under the laws of State of Texas, shall have filed all appropriate state and federal tax returns, and paid the taxes appropriate thereto. Similarly, Acquiree shall be in good standing as a corporation under the laws of the State of Delaware, and shall have filed all appropriate state and federal tax returns, and paid the taxes appropriate thereto.

     15. Acquiree and its counsel would reasonably assist Acquiror's counsel who would be responsible for the preparation of any required SEC filings prior to Closing.

     16. No party hereto shall release any information regarding the transaction to the public or the media without at least 24-hour prior review of the other party.

     17. The parties hereto hereby agree to conduct their business in accordance with the ordinary, usual and normal course of business heretofore conducted by the companies. Thus, there may be no material adverse changes in the business of any of the companies from the date hereof through the Closing of this transaction.

     18. This Letter of Intent may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19. By execution of this Letter of Intent, both of the parties represent and warrant that the parties whose signatures appear below were duly authorized by the respective Boards of Directors for each company to execute and deliver this Letter of Intent, and that the transactions contemplated hereby have been authorized by the respective Boards of Directors.

     20. The parties agree that from the date of this Letter of Intent until the termination of this Letter of Intent or the termination of the Definitive Agreement, if executed, neither party shall negotiate or enter into a letter of intent or agreement with another person to consummate a transaction similar to the one set forth in this Letter of Intent.

     21. It is understood that the terms set forth in this Letter of Intent may not constitute all of the major terms which would be included in the Definitive Agreement, that the terms set forth herein are subject to further discussion and negotiation, and that while this Letter of Intent summarizes the various understandings which were reached between the parties, this letter is not intended to create or constitute a legally binding obligation between parties, except for the provisions of Paragraphs 7, 9, 16, and 20.

     If the foregoing accurately reflects our discussions, please execute and return to the undersigned at least one fully executed copy of this Letter of Intent. This Letter of Intent shall remain open for a period of five business days from the date hereof. If this letter is not executed and returned to Acquiror within such period, this Letter of Intent shall automatically expire.

ACQUIROR:                              Holmes Microsystems, Inc.

                                       By: /s/ Kip Eardley, President


ACCEPTED AND AGREED TO THIS 28th DAY OF JUNE 1999.

ACQUIREE:                              Rascals Enterprises, Inc.

                                       By: /s/ Edward Rodriguez, President